UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

enGene Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada	H4R 2P1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026, enGene USA, Inc. (“enGene USA”), an indirect, wholly-owned subsidiary of enGene Therapeutics Inc. (the “Company”) and Dr. Hussein Sweiti entered into an Amended and Restated Employment Agreement, effective as of May 6, 2026 (the “Sweiti Employment Agreement”), which amended and restated in its entirety the Employment Agreement, dated September 29, 2025, between enGene USA and Dr. Sweiti (the “Prior Employment Agreement”).

As amended and restated, the Sweiti Employment Agreement (i) reflects Dr. Sweiti’s current compensation arrangements with enGene USA, which includes an annual base salary of $561,750, an annual 40% bonus opportunity, and the ability to participate in employee benefit plans, (ii) revises Section 6(a) of the Prior Employment Agreement to include an additional proviso that, on or after June 1, 2026, Dr. Sweiti may resign for any reason or for no reason upon five business days’ prior written notice and shall remain entitled to receive his post-termination severance benefits from enGene USA, (iii) waives any obligation of Dr. Sweiti to repay the value of his sign-on bonus received under the Prior Employment Agreement, and (iv) provides for certain other administrative changes. Other substantive terms of the Sweiti Employment Agreement remain unchanged from the Prior Employment Agreement.

The foregoing description of the Sweiti Employment Agreement is qualified in its entirety by the complete text of the Sweiti Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2026.

Item 7.01 Regulation FD Disclosure.

On May 7, 2026, the Company issued a press release announcing updates regarding the pivotal cohort of its ongoing Phase 2 LEGEND trial of detalimogene voraplasmid (also known as “detalimogene” and previously EG-70) in high-risk, Bacillus Calmette-Guérin (“BCG”)-unresponsive patients with carcinoma in situ (“CIS”) with or without concomitant papillary disease, including new interim clinical data. In addition, as announced in the press release, the Company will host a conference call on May 7, 2026 to discuss the interim clinical data and has made available a slide presentation for the conference call. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the slide presentation for the conference call is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including the slide presentation furnished under Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

As discussed above, on May 7, 2026, the Company issued a press release announcing updates regarding the pivotal cohort of its ongoing Phase 2 LEGEND trial of detalimogene, including new interim clinical data. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and the full text of the press release is incorporated into this Item 8.01 by reference.

The table below presents a summary of the newly announced interim clinical data supporting the press release; all terms used are as defined in the press release:

		Any Time (N=124)	6 Month (N=121)	9 Month (N=113)	12 Month (N=98)
Total Population N=125	CR Rate*	54.0% (CI: 44.9%, 63.0%)	43.0% (CI: 34.0%, 52.3%)	32.7% (CI: 24.2%, 42.2%)	13.3% (CI: 7.3%, 21.6%)
	KM Estimate		39.4%	31.6%	24.5%

*	Patients who discontinued without any disease evaluation or who discontinued after a CR are excluded from subsequent landmark response analysis.
CR=complete response; defined as negative cystoscopy and negative urine cytology, or positive cystoscopy/cytology with negative bladder biopsy.
CI: 95% Confidence Interval.
Data as of 21 April 2026; Data collection and cleaning is ongoing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company, dated May 7, 2026

99.2	Slide Presentation, dated May 7, 2026

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE THERAPEUTICS INC.

Date: May 7, 2026	By:	/s/ Ronald H.W. Cooper
Name: Ronald H.W. Cooper Title: Chief Executive Officer and President